Exhibit 10.1


                            STOCK PURCHASE AGREEMENT


                            DATED AS OF JULY 30, 2002


                                  BY AND AMONG


                             SOFTNET SYSTEMS, INC.,


                          INDEPENDENCE HOLDING COMPANY


                                       AND


                                    SSH CORP.

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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of July 30, 2002 by and among SoftNet Systems, Inc., a Delaware corporation ("Buyer"), SSH Corp., a Delaware corporation ("Seller"), and Independence Holding Company, a Delaware corporation ("IHC").

                            W I T N E S S E T H :

      WHEREAS, Seller owns all of the outstanding capital stock of First Standard Holdings Corp., a Delaware corporation (the "Company") and a wholly-owned subsidiary of Seller;

      WHEREAS, the Company owns (i) all of the outstanding capital stock of First Standard Security Insurance Company, a Delaware corporation ("First Standard"), and (ii) all of the membership interests in IndependenceCare Holdings LLC, a Delaware limited liability company ("Independence");

      WHEREAS, IHC owns, and as of the Closing, the Company shall own all of the outstanding capital stock of Risk Assessment Strategies, Inc., a Delaware corporation ("RAS");

      WHEREAS, Seller is an indirect wholly-owned subsidiary of IHC, and IHC will benefit from the consummation of the transactions contemplated by this Agreement;

      WHEREAS, contemporaneously herewith, Madison Investors Corporation, a Delaware corporation ("Madison") and an Affiliate of IHC, is purchasing 5,000,000 shares of Buyer's common stock, par value $0.01 per share, from Cyber Net Technologies Limited, a British Virgin Islands corporation and wholly-owned subsidiary of Pacific Century Cyberworks Limited, a company incorporated in Hong Kong with limited liability;

      WHEREAS, Seller desires to sell and Buyer desires to purchase all of the outstanding stock of the Company for cash; and

      WHEREAS, Buyer and Seller desire to make certain representations and warranties and other agreements in connection with this sale of all of the outstanding stock of the Company; and

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                  Defined terms

      As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

      "AAA" shall have the meaning set forth in Section 10.3(b)(ii) of this Agreement.

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      "Action" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

      "Acquired Proprietary Rights" shall mean all of the Company's and its Subsidiaries' Proprietary Rights related to the Business, including, without limitation, those set forth on Schedule 3.17(a) to this Agreement.

      "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended.

      "Agreement" shall have the meaning set forth in the preamble to this Agreement.

      "Amended Certificate" shall have the meaning set forth in Section 6.4 of this Agreement.

      "Ancillary Agreements" shall mean the agreements, certificates and documents required hereunder to consummate the Closing.

      "Arbitrator" shall have the meaning set forth in Section 10.3(b)(ii) of this Agreement.

      "Books and Records" shall have the meaning set forth in Section 3.11.

      "Business" shall mean the business of the Company and its Subsidiaries, taken as a whole, which relates to insurance and reinsurance.

      "Business Day" shall mean any day on which banks are not required or authorized to close in the New York, New York.

      "Buyer" shall have the meaning set forth in the preamble to this Agreement.

      "Buyer Indemnified Parties" shall have the meaning set forth in Section 10.2(a) of this Agreement.

      "Buyer Material Adverse Effect" or "Buyer Material Adverse Change" shall mean any change affecting, or condition having an effect on, Buyer and Buyer's Subsidiaries that is, or would reasonably be expected to be, materially adverse to the assets, Liabilities, business, financial condition or results of operations of Buyer and Buyer's Subsidiaries, taken as a whole.

      "Buyer SEC Reports" shall have the meaning set forth in Section 5.6 of this Agreement.

      "Buyer's Books and Records" shall mean its true, correct and complete books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Buyer and its Subsidiaries.

      "Buyer's Contracts" shall mean all agreements, contracts, notes, loans, evidences of indebtedness, leases, purchase orders, letters of credit, indentures, security or pledge agreements, undertakings, practices, covenants not to compete, employment agreements, severance

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agreements, licenses, instruments, obligations and commitments to which Buyer or any of its Subsidiaries is a party or is bound, whether oral or written.

      "Buyer's Disclosure Schedules" shall mean the schedules delivered by Buyer to IHC and Seller as of the date hereof which set forth the exceptions to the representations and warranties contained in Article V of this Agreement and certain other information called for by this Agreement.

      "Buyer's Stockholders Meeting" shall have the meaning set forth in Section
6.4 of this Agreement.

      "Claim Notice" shall have the meaning set forth in Section 10.3(a) of this Agreement.

      "Closing" shall have the meaning set forth in Section 2.1(b) of this Agreement.

      "Closing Date" shall have the meaning set forth in Section 2.1(b) of this Agreement.

      "COBRA" shall have the meaning set forth in Section 3.18(d) of this Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

      "Company" shall have the meaning set forth in the recitals to this Agreement.

      "Confidential Information" shall have the meaning set forth in Section
6.12 of this Agreement.

      "Consents" shall mean any and all consents, assignments, approvals, authorizations or waivers of any public, governmental or regulatory body or authority or of any other party, including parties to Contracts, that are (a) required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (b) necessary or desirable in order that Buyer can conduct the Business after the Closing Date substantially in the same manner as the Business was conducted before the Closing Date.

      "Contract" shall have the meaning set forth in Section 3.7(a) of this Agreement.

      "Copyrights" shall mean all United States and foreign copyrights, including, without limitation all registered copyrights, copyright applications and unregistered copyrights.

      "Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

      "Damages" shall have the meaning set forth in Section 10.2(a) of this Agreement.

      "Default" shall mean (a) any actual breach or default, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach or default or

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(c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration.

      "Disclosure Schedules" shall mean the schedules delivered by Seller and IHC to Buyer as of the date hereof which set forth the exceptions to the representations and warranties contained in Article III and Article IV of this Agreement and certain other information called for by this Agreement.

      "Dispute Notice" shall have the meaning set forth in Section 10.3(b) of this Agreement.

      "Employee Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) ERISA, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, and other benefit arrangement that is neither an employee pension benefit plan nor an employee welfare benefit plan, within the meaning of ERISA, including any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other equity compensation benefits or other forms of incentive compensation, termination allowance or post-retirement insurance sponsored, maintained or contributed to by the Company or its Subsidiaries or any ERISA Affiliate.

      "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

      "Environmental Law" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances or rules relating to the environment; emissions, discharges or releases of Substances into the environment, including, without limitation, ambient air, surface water, groundwater or land; or the Handling of Substances or the investigation, clean-up or other remediation or analysis thereof.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and interpretations promulgated thereunder.

      "ERISA Affiliate" shall mean each other Person that, together with the Company and its Subsidiaries as of the relevant measuring date under ERISA, is required to be treated as a single employer under Section 414 of the Code.

      "Financial Statements" shall mean the Fiscal Year-End Financial Statements and the Interim Financial Statements.

      "First Standard" shall have the meaning set forth in the recitals to this Agreement.

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      "Fiscal Year-End Financial Statements" shall mean the consolidated audited financial statements of each of First Standard, and RAS as of and for the fiscal year ended December 31, 2001, and the consolidated unaudited financial statements of Independence as of and for the fiscal year ended December 31, 2001.

      "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware and other tangible personal property owned by the Company or its Subsidiaries, wherever located.

      "GAAP" means generally accepted accounting principles, consistently applied, of the United States.

      "Handling" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

      "IHC" shall have the meaning set forth in the preamble to this Agreement.

      "Indemnified Party" shall have the meaning set forth in Section 10.3(a) of this Agreement.

      "Indemnitor" shall have the meaning set forth in Section 10.3(a) of this Agreement.

      "Independence" shall have the meaning set forth in the recitals to this Agreement.

      "Interim Balance Sheets" shall mean the consolidated unaudited balance sheets of each of First Standard, RAS and Independence dated the Interim Balance Sheet Date.

      "Interim Balance Sheet Date" shall mean March 31, 2002.

      "Interim Financial Statements" shall mean the Interim Balance Sheet and the consolidated unaudited statements of operations and cash flow of each of First Standard, RAS and Independence for the period ended on the Interim Balance Sheet Date.

      "Knowledge of the Buyer," the "Buyer's knowledge" or similar reference, shall mean the actual knowledge of each of the directors and officers of Buyer and its Subsidiaries, and knowledge that a director or officer of Buyer or any of its Subsidiaries should have had after reasonable inquiry.

      "Knowledge of the Company," the "Company's knowledge" or similar reference, shall mean the actual knowledge of each of the directors and officers of Seller, the Company and its Subsidiaries, and knowledge that a director or officer of Seller, the Company or any of its Subsidiaries should have had after reasonable inquiry.

      "Laws" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation environmental, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health regulations, franchise laws and regulations and laws

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respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

      "Leased Property" shall have the meaning set forth in Section 3.8 of this Agreement.

      "Leases" shall mean all of the existing leases, subleases, occupancy agreements, options, rights, concessions or other agreements or arrangements with respect to the Real Property or personal property of the Company or its Subsidiaries as listed on Schedule 3.7, Schedule 3.8 and Schedule 3.24.

      "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other.

      "Madison" shall have the meaning set forth in the recitals to this Agreement.

      "Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to the Company and its Subsidiaries, taken as a whole, any material adverse effect on, or material adverse change in the condition (financial or otherwise), business, results of operations, prospects, assets, Liabilities or operations of the Business or the Company or on the ability of Seller or IHC to consummate the transactions contemplated hereby, or any event or condition which would or would be reasonably likely, with the passage of time, to constitute a "Material Adverse Effect" or "Material Adverse Change."

      "Material Contract" shall have the meaning set forth in Section 3.7(b) of this Agreement.

      "Multiemployer Plan" shall have the meaning set forth in Section 3.18(c) of this Agreement.

      "MNL" shall have the meaning set forth in Section 6.13 of this Agreement.

      "Operating Site" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

      "Ordinary Course of Business" or "Ordinary Course" or any similar phrase shall mean the ordinary course of the Business or Buyer's business, as applicable, in any case consistent with past practice.

      "Patents" shall mean all U.S. and foreign patents, patent applications, patent disclosures and improvements thereto and including, without limitation, any divisionals, continuations, continuations-in-part, reissues, and reexamination certificates therefrom and additions thereto and extensions thereof and any supplementary protection certificates, including without limitation all provisional and petty patents and patent applications and utility models and designs and applications therefor.

      "PCBs" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

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      "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other Person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of, the Business.

      "Permitted Encumbrances" shall mean (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if, in either such case, an adequate reserve, shall have been made therefor in such Person's financial statements, (b) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of such Person and do not materially detract from the value of the property upon which such encumbrance exists, (d) liens securing taxes, assessments and governmental charges not yet delinquent, (e) purchase money security interests incurred in the ordinary course of business and consistent with past practice, and (f) liens related to leased furniture and equipment.

      "Person" shall mean any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, or governmental agency or authority.

      "Pre-Closing Environmental Matters" shall mean (a) the production, use, generation, emission, storage, treatment, transportation, recycling, disposal, discharge, release, or other handling or disposition of any kind at any time on or prior to the Closing Date (collectively "Handling") by the Company or its Subsidiaries of any "hazardous substance," "hazardous waste," "pollutant," "contaminant" or "toxic substance," as defined by Environmental Laws applicable to the Company and its Subsidiaries (collectively "Substances"), either in, on, from or under any Real Property or facility owned, leased or used at any time by the Company or its Subsidiaries (or an Affiliate of the Company or its Subsidiaries) (an "Operating Site"), and (b) any other act or omission of the Company or its Subsidiaries (or Affiliate of the Company or its Subsidiaries) prior to the Closing Date that gives rise to liability or potential liability under any Environmental Law.

      "Proposed Competing Transactions" shall have the meaning set forth in
Section 6.7 of this Agreement.

      "Proprietary Rights" means (a) Patents, (b) Trademarks, (c) Copyrights,
(d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) URL registrations, (g) other proprietary rights, (h) copies and tangible embodiments thereof (in whatever form or medium) and (i) licenses granting any rights with respect to any of the foregoing.

      "Proxy Statement" shall have the meaning set forth in Section 3.23 of this Agreement.

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      "Purchase Consideration" shall have the meaning set forth in Section
2.1(b) of this Agreement.

      "RAS" shall have the meaning set forth in the recitals to this Agreement.

      "Real Property" shall mean all real property owned or leased by or used, or intended by the Company or its Subsidiaries for use, in connection with the Business, together with all buildings, improvements, fixtures, easements, licenses, options, insurance proceeds and condemnation awards and all other rights of the Company or its Subsidiaries in or appurtenant thereto.

      "Reinsurance Arrangements" shall have the meaning set forth in Section 3.25(d) of this Agreement.

      "Reinsurance Treaties" shall have the meaning set forth in Section 6.13 of this Agreement.

      "Representative" with respect to any Person shall mean any officer, director, principal, attorney, agent, employee or other representative of such Person.

      "Resolved Dispute Notice" shall have the meaning set forth in Section 10.3(c) of this Agreement.

      "Section 338(h)(10) Election" shall have the meaning set forth in Section 6.10(a) of this Agreement.

      "Section 338(h)(10) Forms" shall have the meaning set forth in Section 6.10(c) of this Agreement.

      "Seller" shall have the meaning set forth in the preamble to this Agreement.

      "SSLICNY" shall have the meaning set forth in Section 6.13 of this Agreement.

      "Subsidiary" or "Subsidiaries" of a Person shall mean as of the date hereof or as of the Closing Date (i) any corporation or company in an unbroken chain of corporations or companies beginning with such Person if each of the corporations or companies other than the last corporation or company in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or companies in such chain, (b) any partnership or limited liability company in which the Person is a general partner or managing member, or (c) any partnership or limited liability company in which the Person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

      "Substances" shall have the meaning set forth in the definition of Pre-Closing Environmental Matters.

      "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits,

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environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, Real Property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Trademarks" shall mean all U.S. and foreign trademarks and service marks, including, without limitation, registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

      "Trade Secrets" means all trade secrets and confidential information, whether patentable or unpatentable and whether or not reduced to practice, (including ideas, formulas, compositions, discoveries, inventions, know-how, moral rights, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans marketing mailing and e-mail lists, and customer and supplier mailing and e-mail lists and information).

      "Transfer Taxes" shall have the meaning set forth in Section 10.6(g) of this Agreement.

      "Terminating Buyer Breach" shall have the meaning set forth in Section 11.1(e) of this Agreement.

      "Terminating Company Breach" shall have the meaning set forth in Section 11.1(d) of this Agreement.

                                  ARTICLE II.
                              THE PURCHASE AND SALE

2.1   Purchase and Sale of Common Stock.
      ---------------------------------

                  (a) On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, and IHC shall cause Seller to sell, to Buyer, all of the Common Stock held by Seller, representing all of the outstanding shares of the Company, for the consideration set forth below in this Section 2.1.

                  (b) Unless this Agreement is earlier terminated pursuant to
Article XI or if Buyer and Seller shall otherwise agree, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the location mutually agreed upon by the parties to this Agreement, as soon as practicable (but in no event more than two (2) Business Days) after the conditions set forth in Articles VII and VIII of this Agreement shall have been satisfied or waived (the "Closing Date"). On the Closing Date, in addition to the deliveries of Buyer, Seller and IHC set forth in Section 9.1, Buyer agrees to pay Seller $31,920,000 in cash (the "Purchase Consideration"), and Seller agrees to deliver, and IHC shall cause Seller to deliver, to Buyer the

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stock certificates representing all of the Common Stock of the Company, endorsed in blank or accompanied by duly executed assignment documents.

         2.2 Further Action. Buyer, Seller and IHC shall take all such reasonable lawful action as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement as promptly as practicable.

                                  ARTICLE III.
              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

      As an inducement to the Buyer to enter into this Agreement, IHC and Seller hereby jointly and severally represent and warrant to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, complete and correct:

         3.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to conduct its business as it is presently being conducted, to own or lease, as applicable, its Real Property, and to perform all its obligations under the Contracts to which it is a party. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Copies of the Company's certificate of incorporation and bylaws heretofore delivered to Buyer are accurate and complete as of the date hereof.

         3.2 Capital Structure.
             -----------------

                  (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 1,000 shares of Common Stock, of which 100 shares are issued and outstanding. All of the outstanding shares of Common Stock are owned of record by Seller. No additional shares of capital stock of the Company will be issued after the date hereof. Other than this Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Common Stock or any other equity securities of the Company or any securities representing the right to purchase, convert into or otherwise receive any shares of Common Stock or other equity securities of the Company, or requiring the Company to repurchase, redeem or otherwise acquire any shares of its capital stock.

                  (b) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. No shares of the Company's outstanding capital stock are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person).

                  (c) The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all

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requisite action. All outstanding Company securities have been issued in compliance with the applicable state and federal securities laws. The stock ledgers and related records provided by the Company to Buyer are complete and accurate in all respects.

         3.3 No Violation. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller and IHC nor the consummation by Seller and IHC of the transactions contemplated hereby and thereby, nor compliance by Seller and IHC with any of the terms or provisions hereof and thereof, will (i) violate or conflict with any provision of the Company's certificate of incorporation or bylaws, (ii) violate, conflict with, or result or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any Material Contract or Permit, (iii) violate, conflict with, contravene or give any Person the right to exercise any remedy or obtain any relief under any Law or Court Order or (iv) or impose any Encumbrance on the assets or property of the Company or any of its Subsidiaries.

         3.4 Subsidiaries. Schedule 3.4 sets forth all of the Subsidiaries of the Company. The Company owns directly all of the outstanding shares of capital stock or other equity interests of each of its Subsidiaries, except as set forth on Schedule 3.4. All of the outstanding shares of capital stock in the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the outstanding shares of capital stock of the Subsidiaries owned by Company are owned free and clear of all Encumbrances. There are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, commitments, stock appreciation rights or similar derivative securities which obligate Company or its Subsidiaries to issue, transfer or sell any shares of capital stock of any of the Company's Subsidiaries or make any payments in lieu thereof. Except for interests in the Company's Subsidiaries as set forth on Schedule 3.4, the Company does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Unless the context otherwise requires, each reference to the Company in this Agreement shall be deemed to include each of its Subsidiaries.

         3.5 No Governmental Authorization or Consents Required. Except for filings and consents required by the Insurance Commissioner of the State of Delaware, prior to the Closing, no consent, order, authorization or approval or other action by, and no notice or disclosure to or filing with, any governmental or regulatory authority will be required to be obtained or made by Seller, IHC, the Company or any of its Subsidiaries in connection with the due execution and delivery by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby.

         3.6 Absence of Certain Changes or Events. Except as disclosed in
Schedule 3.6, since January 1, 2002, there has not been any:

                  (a) Material Adverse Change;

                  (b) sale, assignment or transfer of any of the material assets of the Company or any of its Subsidiaries, singly or in the aggregate, other than sales, assignments or transfers of assets in the Ordinary Course of Business consistent with past practice;

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                  (c) waiver of any material rights of value to the Company or any of its Subsidiaries, except in the Ordinary Course of Business and consistent with past practice;

                  (d) amendment, cancellation or termination of any material Contract or Permit material to the Company or any of its Subsidiaries taken as a whole;

                  (e) capital expenditure, execution of any Lease or the incurrence of any obligations by the Company or any of its Subsidiaries to make any capital expenditure or execute any Lease, involving payments in excess of $50,000 individually or $250,000 in the aggregate;

                  (f) failure to pay any material obligation except those contested in good faith and for which proper reserves have been made;

                  (g) failure to operate the Business in the Ordinary Course or to use reasonable efforts to preserve the Business intact and to preserve the goodwill of parties having business relations with the Company, its Subsidiaries or their Representatives;

                  (h) change in any method of accounting or accounting practice by the Company or its Subsidiaries except for such change required by reason of a concurrent change in GAAP;

                  (i) revaluation of any of the assets, including without limitation, writing off notes or accounts receivable other than those for which reserves were established in the Interim Balance Sheet;

                  (j) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company or its Subsidiaries as a whole or the operation of the Business;

                  (k) creation of a new material Encumbrance, singly or in the aggregate, other than a Permitted Encumbrance against any of the assets of the Company or its Subsidiaries;

                  (l) indebtedness incurred by the Company or any of its Subsidiaries for borrowed or purchase money or any commitment to borrow money entered into by the Company or its Subsidiaries, or any loans made or agreed to be made by the Company or its Subsidiaries other than indebtedness in the Ordinary Course of Business to meet working capital requirements and capital expenditure requirements;

                  (m) material Liability incurred by the Company or any of its Subsidiaries;

                  (n) any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                  (o) payment, discharge or satisfaction of any material Liabilities of the Company or its Subsidiaries, singly or in the aggregate, other than the payment, discharge or satisfaction of Liabilities in the Ordinary Course of Business;

                  (p) distribution or incurrence of any obligation to make any distribution by the Company to Seller;

                  (q) increase in compensation or benefits payable to or to become payable to any employees, officers or directors of the Company or its Subsidiaries other than immaterial increases in the Ordinary Course of Business or any establishment of any new Employee Plans;

                  (r) other event or condition of any character which in any one case or in the aggregate has had or might be reasonably expected to have a Material Adverse Effect; or

                  (s) agreement by the Company, its Subsidiaries, Seller or IHC to do any of the foregoing.

         3.7 Contracts and Leases.
             --------------------

                  (a) For purposes of this Agreement, "Contracts" shall mean all agreements, contracts, notes, loans, evidences of indebtedness, Leases, purchase orders, letters of credit, indentures, security or pledge agreements, undertakings, practices, covenants not to compete, employment agreements, severance agreements, licenses, instruments, obligations and commitments to which the Company or any of its Subsidiaries is a party or is bound, whether oral or written.

                  (b) "Material Contracts" shall mean:

                       (i) Contracts not made in the Ordinary Course of Business;

                       (ii) license agreements or royalty agreements, whether the Company or any of its Subsidiaries is the licensor or licensee thereunder;

                       (iii) confidentiality and non-disclosure agreements (whether the Company or any of its Subsidiaries is the beneficiary or the obligated party thereunder);

                       (iv) contracts involving future expenditures or liabilities, actual or potential, or future revenues in excess of $25,000 after the date hereof or otherwise material to the Business;

                       (v) employment contracts, consulting contracts and severance agreements, including contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or its Subsidiaries or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of the Company, any of the Company's Subsidiaries, Seller or Buyer any severance, termination, "golden parachute," or other similar payments to any present or former personnel of the Company or its Subsidiaries following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                       (vi) indemnification agreements;

                       (vii) promissory notes, loans, loan agreements, indentures, evidences of indebtedness, guarantees, currency or interest rate agreements or other instruments relating to an obligation to pay money, whether the Company or any of its Subsidiaries is the borrower, lender or guarantor thereunder;

                       (viii) contracts containing covenants limiting the freedom of the Company or any officer, director, employee, or any other Affiliate of the Company or its Subsidiaries, to engage in any line of business or compete with any Person;

                       (ix) any Contract with the federal, state or local government or any agency or department thereof;

                       (x) Leases;

                       (xi) letters of credit;

                       (xii) any other Contract material to the operation of the Business; and

                       (xiii) that certain Amended and Restated Credit Agreement between Independence Capital Corp., a Delaware corporation and Subsidiary of IHC, and Bank of America, NA dated June 14, 1999.

True, correct and complete copies of all of the Material Contracts which are written, or written summaries of oral Material Contracts, including all amendments and supplements thereto, have been made available to Buyer, and a list of all Material Contracts is set forth on Schedule 3.7(b). Each such Material Contract is in full force and effect, paid currently, and has not been materially impaired by any acts or omissions of the Company, its Subsidiaries or any of their respective Representatives. Except as set forth on Schedule 3.7(b), no Material Contract requires the consent of any other contracting party to the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. Each of the Material Contracts is valid, binding and enforceable in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditor's rights generally and except insofar as the availability of equitable remedies may be limited by applicable law. The Company or its Subsidiaries have fulfilled, or taken all action necessary to enable them to fulfill when due, all of its obligations under each of the Material Contracts. To the Knowledge of the Company, all other parties to the Material Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to or by the Company or its Subsidiaries. The Company has no knowledge of any intent by any party to any Material Contract to terminate or amend the terms thereof or to refuse to renew any such Material Contract upon expiration of its term.

         3.8 Facilities. The Company owns no Real Property. The Company has leasehold interests in the Real Property specified on Schedule 3.8 (the "Leased Properties"). The Company and each of its Subsidiaries has valid leasehold interests in, all of its Leased Properties subject only to Encumbrances set forth on Schedule 3.8(a) and Permitted Encumbrances. The Company and each of its Subsidiaries has complied with the terms of all Leases with respect to Leased Properties to which it is a party that are material to the conduct of the Business taken as a whole and under which it is in occupancy, and all such Leases are in full force and effect. Except as disclosed on Schedule 3.8(b), no consent is required of any landlord or other third party to any Lease to consummate the transactions contemplated by the Agreement or any Ancillary Agreement, and upon consummation of the transactions contemplated hereby and thereby, each Lease will continue to entitle the Company or its Subsidiaries to the use and possession of the Real Property specified in such Lease and for the purposes for which such Real Property is now being used by the Company or its Subsidiaries. With respect to each of the Leased Properties: (a) each is in material compliance with all applicable zoning ordinances, building codes, and other laws and regulations, including, without limitation, those relating to human health and the environment; and (b) the Company and its Subsidiaries have disclosed to the Buyer any material defects known to them with respect to the physical condition and maintenance of the Leased Properties, and to their knowledge there are no facts or circumstances that adversely affect the Leased Properties or any portion thereof that has not been disclosed to the Buyer.

         3.9 Permits. Schedule 3.9 sets forth a complete list of all material Permits used in the operation of the Business or otherwise held by the Company or its Subsidiaries, all of which are as of the date hereof, and all of which will be as of the Closing Date, in full force and effect. The Company and its Subsidiaries have, and at all times have had, all Permits required under any Law for the operation of the Business, and own or possess such Permits free and clear of all Encumbrances. The Company and its Subsidiaries are not in Default, nor have they received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements. No present or former stockholder, director, officer or employee of the Company, any of its Subsidiaries or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company or its Subsidiaries owns, possesses or uses.

         3.10 Financial Information. The Company heretofore has delivered to Buyer true and correct copies of the Financial Statements. The Financial Statements (a) are complete in all material respects, (b) are in accordance with the Books and Records, (c) have been prepared in accordance with GAAP and (d) fairly and accurately present the consolidated assets, Liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments which will not be material in amount). At the respective dates of the Financial Statements, there were no Liabilities of the Company or its Subsidiaries, which, in accordance with GAAP, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto.

         3.11 Books and Records. The Company has made and kept (and delivered to Buyer) its true, correct and complete books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company and its Subsidiaries (the "Books and Records"). The minute books of the Company and its Subsidiaries previously delivered to Buyer accurately and adequately reflect all action previously taken by the stockholders, board of directors and committees of the board of directors of the Company and its Subsidiaries. The copies of the stock book records of the Company and its Subsidiaries previously delivered to Buyer in connection with Buyer's due diligence are true, correct and complete, and accurately reflect all transactions effected in the Company's and its Subsidiaries' equity securities through and including the date hereof. The Company and its Subsidiaries have not in any material respect engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the Books and Records.

         3.12 Litigation. Except as disclosed on Schedule 3.12, there is no Action pending, or to the Knowledge of the Company, threatened or anticipated,
(i) against, related to or affecting (A) the Company, its Subsidiaries or the Business (including, without limitation, with respect to Environmental Laws),
(B) any officers or directors of the Company or its Subsidiaries, in such capacity or (C) any stockholder of the Company in such stockholder's capacity as a stockholder of the Company, (ii) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or the Ancillary Agreements, (iii) that involves the risk of criminal liability, or (iv) in which the Company or its Subsidiaries is a plaintiff, including any derivative suits brought by or on behalf of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against the Company, its Subsidiaries or the Business. To the Knowledge of the Company, there is not a reasonable likelihood of an adverse determination of any pending Action. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Laws which regulate, obligate, bind or in any way affect the Company, its Subsidiaries or the Business.

         3.13 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any labor agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice which pertain to employees of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or its Subsidiaries. There is no labor strike or labor disturbance pending or threatened against the Company or its Subsidiaries, nor is any grievance currently being asserted, and neither the Company nor any of its Subsidiaries has experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws relating to the employment of labor, including but not limited to wages, hours and collective bargaining. Without limiting the foregoing, the Company and each of its

Subsidiaries are in compliance with the Immigration Reform and Control Act of 1986 and maintain a current Form I-9, as required by such act, in the personnel file of each employee hired after November 9, 1986. Neither the Company nor any of its Subsidiaries has received any notice of a sex, age, race, disability, gender or religious discrimination claim brought or threatened to be brought against the Company or its Subsidiaries. A schedule of the names and current annual salary rates or current hourly wages of all present employees of the Company and its Subsidiaries whose annual cash compensation for the 2002 calendar year is expected to exceed $75,000 and the earnings for each such employee as reflected on Form W-2 for the 2001 calendar year has been provided to Buyer. No employee of the Company or its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, between such employee and any other Person that in any way adversely affects or will affect the performance of his or her duties as an employee of the Company, its Subsidiaries or Buyer.

         3.14 Liabilities. The Company and its Subsidiaries have no material Liabilities due or to become due, except (a) Liabilities which are reflected and appropriately reserved for in the Financial Statements, (b) Liabilities arising in the Ordinary Course of Business under Contracts, Leases, Permits and other business arrangements and (c) Liabilities incurred since the Interim Balance Sheet Date in the Ordinary Course of Business and in accordance with this Agreement (none of which relates to any material Default under any Contract, Lease or Permit, breach of warranty, tort, infringement or violation of any Law or Court Order or arose out of any Action).

         3.15 Compliance with Law. The Company, its Subsidiaries and the conduct of the Business have not violated in any material respect and are in compliance in all material respects with all Laws and Court Orders relating to the Company, its Subsidiaries or the Business. Except as set forth on Schedule 3.15, since January 1, 1999, none of IHC, Seller, the Company or their respective Subsidiaries has received any notice to the effect that, or otherwise been advised that, the Company or any of its Subsidiaries is not in compliance with any such Laws or Court Orders, and none of IHC, Seller, the Company or their respective Subsidiaries has any reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing.

         3.16 No Brokers. None of IHC, Seller, the Company or their respective Subsidiaries nor any of their Representatives has entered into or will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of Buyer, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

         3.17 Proprietary Rights.
              ------------------

                  (a) Schedule 3.17(a) contains a complete list of each item of Acquired Proprietary Rights whether or not such Acquired Proprietary Rights has been registered, filed or for which an application to register is pending, including: the (i) applicable registration or application number; (ii) filing, registration, issue or application date; (iii) inventors; (iv) record owner; (v) country; (vi) title or description; and (vii) remaining life. Schedule 3.17(a) also includes a description of each material license, agreement, or other written permission under which the Business uses any Proprietary Rights of any third party. Except as set forth on Schedule 3.17(a), the Acquired Proprietary Rights consists of all of the Proprietary Rights necessary for the operation of the Business in the manner in which and to the extent to which it is currently being conducted.

                  (b) Except as set forth on Schedule 3.17(b), neither the Company nor its Subsidiaries has any obligation to compensate any Person for the use of the Acquired Proprietary Rights in any manner, nor has the Company or its Subsidiaries granted to any Person any license, option or other rights to use in any manner the Acquired Proprietary Rights, whether requiring the payment of royalties or not, nor has the Company or its Subsidiaries agreed with any Person not to bring an action with respect to or to otherwise enforce any Acquired Proprietary Rights.

                  (c) Except as set forth on Schedule 3.17(c)(i), the Company or its Subsidiaries, as applicable, solely owns all right, title, and interest in and to, or has a valid, absolute and unrestricted right to make, use, possess, license, copy, offer to sell, sell, import, distribute, market, advertise and/or dispose of, the Acquired Proprietary Rights worldwide. Except as set forth on
Schedule 3.17(c)(ii), the Company and its Subsidiaries own all the foregoing rights in perpetuity on a royalty free basis. Except as set forth on Schedule 3.17(c)(iii), (i) the Acquired Proprietary Rights are not subject to any Court Order; (ii) no Action is pending or, to the Knowledge of the Company, has been threatened, which challenges the legality, validity, enforceability, use or ownership of the Acquired Proprietary Rights; (iii) neither the Company nor its Subsidiaries has received notice of, nor to the Knowledge of the Company is there, any infringement or other violation by any of the Acquired Proprietary Rights, or by any activity or product of, or material used in, the Business, of any rights of any other Person; and (iv) to the Knowledge of the Company, no Person is infringing or violating the rights of the Company and its Subsidiaries to the Acquired Proprietary Rights.

                  (d) Each license, agreement, or written permission listed on
Schedule 3.17(a) is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Neither the Company nor its Subsidiaries (i) is in default or breach in any material respect under any such, license, agreement or written permission; (ii) has knowledge of any breach or anticipated breach by the other parties thereto; and (iii) has received any written notice of cancellation or termination of any such license, agreement or written permission.

                  (e) Except as set forth on Schedule 3.17(e), upon the consummation of the transactions contemplated by this Agreement, the Company will have good and marketable title to, or have a continuing valid right to make, use, possess license, copy, offer to sell, sell, import, distribute, market, advertise and/or dispose of all such Acquired Proprietary Rights, free and clear of all Encumbrances other than Permitted Encumbrances.

                  (f) The Company and its Subsidiaries have taken all commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect their right, title and interest in and to all Acquired Proprietary Rights, and to assure that each of their employees who have access to confidential or proprietary information of the Business have a contractual or legal obligation of confidentiality to the Company or its Subsidiaries with respect to such information, and have an obligation to transfer all right and title for no additional consideration in inventions, and authored works, whether or not patented, patentable, copyrighted or otherwise protectable under the law, made during the course of their employment using resources of the Company or its Subsidiaries and relating to the Business.

                  (g) To the Knowledge of the Company, none of the Acquired Proprietary Rights has become abandoned or has otherwise expired for failure to pay a fee or otherwise taken timely action.

         3.18 Employee Plans.
              --------------

                  (a) Disclosure of Employee Plans. Schedule 3.18 contains a complete list of all Employee Plans.

                  (b) Pension Plans. Except as set forth on Schedule 3.18, no Employee Plan is subject to Title IV of ERISA. Except as set forth on Schedule 3.18, each Employee Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code has received or will file an application within the remedial amendment period for a determination letter from the Internal Revenue Service stating that such Employee Plan meets the requirements of Section 401(a) of the Code, and no fact exists which would adversely affect such plan's qualified status or the ability to receive a favorable determination letter that could not be corrected under Revenue Procedure 98-22 (or any successor thereto) without material liability to the Company or its Subsidiaries.

                  (c) Multiemployer Plans. Except as set forth on Schedule 3.18, no Employee Plan is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA ("Multiemployer Plan"), and neither the Company nor any of its respective ERISA Affiliates sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Multiemployer Plan.

                  (d) Welfare Plans. Except as set forth on Schedule 3.18, each Employee Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Parts 6 and 7 of Title I, Subtitle B of ERISA and Section 4980B of the Code and any similar applicable state laws ("COBRA") at all times. No Employee Plan provides for post termination health or life benefits to former employees of the Company or its Subsidiaries, other than as required by COBRA. None of the Employee Plans is a "voluntary employees' beneficiary association," as defined in Section 501(c)(9) of the Code

                  (e) No Liability to Buyer. Except as set forth on Schedule 3.18, neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby will result by themselves in any additional Liability to Buyer under or with respect to any Employee Plan outside of the Ordinary Course of accruals or benefit payments under such plan.

                  (f) Compliance with Laws. (i) Neither the Company nor its Subsidiaries has engaged in a prohibited transaction under Section 406 of ERISA or 4975 of the Code; (ii) none of the Company, any ERISA Affiliate or, to the Knowledge of the Company, any third party fiduciary has breached its fiduciary responsibility under Part 4 of Title I of ERISA with respect to any Employee Plan, which could result in a material liability to the Company or its Subsidiaries; (iii) each Employee Plan has been maintained and operated in material compliance with its terms and applicable law, including where applicable ERISA and the Code; (iv) neither the Company nor any of its ERISA Affiliates has any material liability for any penalty or Tax under Sections 4971, 4972, 4975, 4976, 4979 or 4980 of the Code or Section 502 of ERISA; (v)
other than claims for benefits in the Ordinary Course, there is no material claim pending, or, to the Knowledge of the Company, threatened involving any Employee Plan; and (vi) no Employee Plan is subject to an ongoing audit or other administrative proceeding of the Internal Revenue Service, the Department of Labor or any other governmental agency or has applied for administrative relief under any voluntary compliance program of the Internal Revenue Service, the Department of Labor or any other governmental entity.

         3.19 Transactions with Certain Persons. No officer, director, employee or other Affiliate of the Company or its Subsidiaries nor any member of any such Person's immediate family is presently a party to any transaction with the Company or any of its Subsidiaries, including, without limitation, any Contract
(a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company or its Subsidiaries), any such Person or corporation, partnership, trust or other entity in which any such Person has an interest as a stockholder, officer, director, trustee or partner, except as listed in Schedule 3.19.

         3.20 Tax Matters.
              -----------

                  (a) Filing of Tax Returns. Except as set forth on Schedule 3.20(a), each of the Company and its Subsidiaries has timely filed with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. All such Tax Returns are complete and accurate in all material respects. All Taxes due and owing by any of the Company and its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been paid except for those Taxes that are both being contested by the Company in good faith and for which adequate reserves have been established on the Company's and/or Subsidiaries' Financial Statements. Except as set forth on Schedule 3.20(a), neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (b) Payment of Taxes. The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the dates of the Financial Statements, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in the Financial Statements, and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the date of the most recent Financial Statement, neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

                  (c) Audits, Investigations or Claims. No deficiencies for Taxes any of the Company and its Subsidiaries have been claimed, proposed or assessed by any taxing or other governmental authority. Except as set forth on
Schedule 3.20(c), there are no pending or, to the knowledge of any of the Company and its Subsidiaries, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of any of the Company and its Subsidiaries, and there are no matters under discussion with any governmental authorities, or known to any of IHC, Seller, the Company and its Subsidiaries, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to any of the Company and its Subsidiaries. Seller and IHC have delivered or made available to Buyer complete and accurate copies of federal, state and local Tax Returns of each of the Company and its Subsidiaries and their predecessors for the years ended June 30, 1998, 1999, 2000 and 2001, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries or any predecessors since December 31, 1997. Except as set forth on Schedule 3.20(c), neither the Company nor any of its Subsidiaries nor any predecessor has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) Liens. There are no Encumbrances for Taxes other than Permitted Encumbrances on any assets of any of the Company and its Subsidiaries.

                  (e) Tax Elections. All material elections with respect to Taxes affecting any of the Company and its Subsidiaries as of the date hereof, to the extent such elections are not shown on or in the Tax Returns that have been delivered or made available to Buyer, are set forth on Schedule 3.20(e). Neither the Company nor any of its Subsidiaries (i) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of any of the Company and its Subsidiaries; (ii) has agreed, or is required, to make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) has made an election, or is required, to treat any of its assets as owned by another Person pursuant to the provisions of former Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) has acquired or owns any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) has made or will make a consent dividend election under Section 565 of the Code; (vi) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (vii) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

                  (f) Tax Sharing Agreements. Except as disclosed in Schedule 3.20(f), there are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving any of the Company and its Subsidiaries, and, after the Closing Date, none of the Company and its Subsidiaries shall be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  (g) Other Entity Liability. Except as disclosed in Schedule 3.20(g), none of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is IHC). Except as disclosed in Schedule 3.20(g), none of the Company and its Subsidiaries has any Liability for the Taxes of any Person (other than Taxes of the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or
(iv) otherwise.

                  (h) No Withholding. Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code , or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

                  (i) USRPHC. None of the Company and its Subsidiaries has been a United State real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

                  (j) Partnerships, Single Member LLCs, CFCs and PHCs. Except as disclosed in Schedule 3.20(j), neither the Company nor any of its Subsidiaries
(i) is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) owns a single member limited liability company which is treated as a disregarded entity, (iii) is a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) or (iv) is a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign law).

                  (k) Permanent Establishment. Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

                  (l) Disallowance of Interest Deductions. None of the outstanding indebtedness of any of the Company and its Subsidiaries constitutes indebtedness with respect to which any interest deductions may be disallowed under Sections 163(i) or 163(l) or 279 of the Code or under any other provision of applicable law.

                  (m) Spin-Offs. Neither the Company nor any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and neither the stock of the Company nor the stock of any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

         3.21 Insurance. Schedule 3.21 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance currently maintained by the Company and its Subsidiaries on the Business, the assets of the Company and its Subsidiaries or the Company's and its Subsidiaries' employees. All insurance coverage applicable to the Company, its Subsidiaries, the Business and the assets of the Company and its Subsidiaries is in full force and effect, insures the Company and its Subsidiaries in reasonably sufficient amounts against all risks usually insured against by Persons operating similar businesses of similar size, provides coverage as may be required by applicable Law and by any and all Contracts to which the Company or its Subsidiaries are a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. Except as set forth on Schedule 3.21, all general liability and workers' compensation insurance policies maintained by the Company and its Subsidiaries have been occurrence policies and not claims-made policies. There are no outstanding performance bonds covering or issued for the benefit of the Company and its Subsidiaries. No insurer has advised the Company or its Subsidiaries that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder.

         3.22 Compliance With Environmental Laws. Except as set forth in
Schedule 3.22, (a)(i) there is and has been no Handling of Substances by the Company or its Subsidiaries at, on, or from any Operating Site in violation of any applicable Environmental Law, and (ii) to the Knowledge of the Company, there is and has been no Handling of Substances at, on, from any Operating Site, by any other Person that has resulted in any liability or potential liability to the Company or its Subsidiaries under any Environmental Law; (b) no Substances are present on, in or under any Operating Site in violation of any applicable Environmental Law as a result of the operations of the Business of the Company or its Subsidiaries; (c) to the Knowledge of the Company, (i) no underground tanks are or have been owned or operated by the Company or its Subsidiaries,
(ii) no underground storage tanks are or have been located on, in or under any facility currently owned or leased by the Company or its Subsidiaries, and (iii) no PCBs or asbestos-containing materials are located on, in or under any facility currently owned or leased by the Company or its Subsidiaries; (d)(i) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice of any assertion by any governmental or regulatory agency or other Person that any of them may be a potentially responsible party in connection with any Substance disposal site, and (ii) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice of any pending or threatened claims or any reasonable basis for a claim by any Person against the Company or its Subsidiaries under any Environmental Law; (e) no Encumbrances have been, or are, imposed on the Business or any of the assets of the Company or its Subsidiaries under any Environmental Law; and (f) the Company and its Subsidiaries have obtained all Permits and have made all reports and notifications required under any Environmental Law in connection with the assets of the Company and its Subsidiaries and the operation of the Business, and is in material compliance with all applicable Environmental Laws. Schedule 3.22 also contains a list and brief description of all filings by the Company or its Subsidiaries with, notices to the Company or its Subsidiaries from, and related reports to any governmental authority administering an Environmental Law including without limitation, filings made, corrective action taken, or citations and notices of violations received by the Company or its Subsidiaries with respect to any Operating Site.

         3.23 Proxy Statements. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement related to the meeting of Buyer's stockholders to be held in connection with the transactions contemplated by this Agreement (the "Proxy Statement") will, on the date it is first mailed to the Buyer's stockholders or at the time of Buyer's Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.24 Property. The Company and its Subsidiaries own or lease all personal property necessary for the conduct of the Business as presently conducted, and the personal property (taken as a whole) is in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of the Business as presently conducted.

                  (a) Owned Personal Property. Except as set forth on Schedule 3.24(a), the Company and its Subsidiaries have good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than the Company and its Subsidiaries) who are in possession of or who are using any such item of personal property.

                  (b) Leased Personal Property. The Company and its Subsidiaries have good and valid leasehold title to all of Fixtures and Equipment and other tangible personal property leased by them from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor.

         3.25 Insurance Matters.
              -----------------

                  (a) The reserves carried on the books of the Company, on a consolidated basis, and each of its applicable Subsidiaries for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such financial statements required to be submitted to the appropriate regulatory authorities of the jurisdictions in which FSS is domiciled on forms prescribed or permitted by such authority in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of FSS, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. FSS has not made any changes in its insurance reserving practices, either on a gross or net of reinsurance basis, since December 31, 1999, that would, singly or in the aggregate, have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of FSS to pay dividends or the amount thereof.

                  (b) All insurance policies issued by the Company and each of the Company's Subsidiaries, as now in force, are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities or have been filed and not objected to by such authorities within the period provided for objection. All premium rates, rating plans and policy forms used by the Company or any of its Subsidiaries that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all respects to the premiums so filed or approved and comply in all respects with the insurance laws applicable thereto and no such premiums are subject to any investigation by any insurance regulatory authority.

                  (c) No loss experience has developed, within any individual lines of business or on an aggregate basis for all lines, that would require or make it appropriate for the Company or any of its Subsidiaries to alter or modify its reserving methodology or assumptions since December 31, 1999. The Company has provided to Buyer true and complete copies of all reports and analyses of the loss, loss adjustment expense and reinsurance recoverable reserves of FSS as of December 31, 1999 or any subsequent date prepared (i) by any accounting or actuarial Persons retained or engaged by the Company or its Subsidiaries or (ii) by or on behalf of any insurance regulatory or other governmental authority to the extent in either case copies of such reports or analyses were provided to the Company or any of its Subsidiaries.

                  (d) All reinsurance treaties, contracts, agreements and arrangements ("Reinsurance Arrangements") to which FSS is a party are in full force and effect, other than those that, by their terms, have expired by their terms or otherwise terminated. Each of the Reinsurance Arrangements is valid and binding in accordance with its terms on FSS. To the Company's Knowledge, all amounts recoverable by FSS pursuant to any Reinsurance Arrangement are fully collectible in due course. Neither FSS nor any other party thereto is in default as to any Reinsurance Arrangement, and there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated. FSS is entitled to take full credit in its statutory financial statements for any reinsurance, coinsurance or excess insurance ceded by it.

                  (e) All underwriting management and/or administration agreements entered into by the Company and any of the Company's Subsidiaries as now in force are, to the extent required under applicable Law, in a form acceptable in all material respects to applicable regulatory authorities (or have been submitted for approval which is pending, or have been filed and not objected to by such authorities within the period provided for objection).

                  (f) The Company has made available to Buyer true and complete copies of all annual and quarterly statements filed with or submitted to any state insurance regulatory authority and all reports of examinations (whether financial, market conduct or other) issued by any state insurance regulatory authorities in respect of the Company and its Subsidiaries covering, in whole or in part, any period on or after December 31, 1999, together with true and complete copies of all written responses submitted by or on behalf of the Company or any of its Affiliates in respect of any such report of examination. In addition, the Company has made available to Buyer all files of the Company and each of its Subsidiaries relating to correspondence with insurance regulatory authorities and other governmental entities.

                  (g) FSS will maintain all current deposits on file with the State of Delaware prior to Closing and will refrain from knowingly taking any action that would adversely affect the status or validity of any of the licenses issued by the State of Delaware or in any way jeopardize Buyer's ability to operate FSS pursuant to such licenses from and after Closing.

         3.26 Material Misstatements Or Omissions. No representations or warranties by Seller or IHC in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereafter furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE IV.
          ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER AND IHC.

      Seller and IHC hereby represent and warrant as follows with respect to each of Seller and IHC, as the case may be, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, complete and correct:

         4.1 Authorization of Transaction; No Violation. Seller and IHC each has full power and authority to execute and deliver this Agreement and the Ancillary Agreements, as applicable, and to perform Seller's and IHC's obligations hereunder and thereunder. Except as provided herein, Seller has the absolute and unrestricted right, power and authority to vote, sell, transfer and assign all of the outstanding shares of Common Stock. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller or IHC nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Seller or IHC with any of the terms or provisions hereof or thereof, will (i) violate, conflict with, or result or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any agreement to which Seller or IHC is a party or by which Seller's or IHC's property is bound, or (ii) impose any Encumbrance on any share of Common Stock.

         4.2 Validity of Agreement. This Agreement and the Ancillary Agreements constitute valid and binding obligations of Seller and IHC and are enforceable against Seller and IHC in accordance with their terms, except to the extent that enforcement thereof may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         4.3 Ownership and Delivery of Shares. Seller is the sole beneficial holder and record holder of all of the shares of Common Stock and has good and marketable title to such shares, free and clear of any and all covenants, conditions, restrictions, liens, security interests and claims, and has the sole and unrestricted right to vote such shares in respect of any matter submitted to the holders of such shares for a vote, including a vote to approve the transactions contemplated by this Agreement.

         4.4 No Brokers. There is no basis for any claim against the Company, its Subsidiaries, Seller or IHC for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or IHC.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      As an inducement to Seller and IHC to enter into this Agreement, Buyer hereby represents and warrants to Seller and IHC as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true, complete and correct:

         5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to conduct its business as it is presently being conducted, to own or lease, as applicable, its real property, and to perform all its obligations under Buyer's Contracts to which it is a party. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect. Copies of the Buyer's certificate of incorporation and bylaws heretofore made available to Seller are accurate and complete as of the date hereof.

         5.2 Authority.
             ---------

                  (a) Buyer has all requisite power and authority, and, except for obtaining the approval of the stockholders of Buyer, has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Except for approval of the stockholders of Buyer, no other proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and constitutes, and upon execution and delivery of the Ancillary Agreements to which Buyer is a party, the Ancillary Agreements will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditor's rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

                  (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements by Buyer nor the consummation by Buyer of the transactions contemplated hereby and thereby, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate or conflict with any provision of the Buyer's certificate of incorporation or bylaws, (ii) violate, conflict with, or result or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any agreement, contract or obligation legally binding on Buyer, (iii) violate, conflict with, contravene or give any Person the right to exercise any remedy or obtain any relief under any Law or Court Order, or (iv) or impose any Encumbrance on the assets or property of Buyer.

         5.3 No Governmental Authorization or Consents Required. Except for filings and consents required by the Insurance Commissioner of the State of Delaware, the Nasdaq National Market and the Securities and Exchange Commission, prior to the Closing, no consent, order, authorization or approval or other action by, and no notice or disclosure to or filing with, any governmental or regulatory authority will be required to be obtained or made by Buyer in connection with the due execution and delivery by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby.

         5.4 Capitalization. As of the date hereof, the authorized capital stock of Buyer consists of: 100,000,000 shares of common stock, par value $0.01 per share; and 3,970,000 shares of preferred stock, par value $0.10 per share. As of June 30, 2002, there were 25,183,487 shares of Buyer's common stock issued and outstanding and no shares of preferred stock issued and outstanding.

         5.5 No Brokers. Except for an agreement with Bears, Stearns & Co., Inc., neither Buyer nor any of its Representatives has entered into or will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of Buyer, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment (other than a payment to Bears, Stearns & Co., Inc.) in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

         5.6 Reports and Financial Statements. Since September 30, 2001, Buyer has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports, as of their respective dates, did not, and any Buyer SEC Reports filed with the Securities and Exchange Commission after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements included or to be included in the Buyer SEC Reports presents or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Buyer and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in accordance with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that will not be material in amount. All of such Buyer SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         5.7 Litigation. Except as disclosed on Schedule 5.6, there is no Action pending, or to the knowledge of Buyer, threatened or anticipated, which could reasonably be expected to have a Buyer Material Adverse Effect.

         5.8 Rights Agreement. Buyer will enter into a rights agreement dated as of July 30, 2002 with Mellon Investor Services LLC as rights agent in substantially the form previously provided to Seller, and Buyer will not redeem the rights under such agreement or otherwise terminate such agreement prior to the earlier of (i) the Closing and (ii) the termination of this Agreement.

                                  ARTICLE VI.
                            COVENANTS AND agreements

         6.1 Seller's and IHC's Conduct of Business Prior to Closing. Until the Closing Date, except as may be approved by Buyer in writing or as otherwise expressly provided in this Agreement or on Schedule 6.1, Seller and IHC shall cause the Company and its Subsidiaries to be operated, in the Ordinary Course of Business and Seller and IHC shall cause the Company and its Subsidiaries not to:

                  (a) sell, assign or transfer any of the material assets (tangible or intangible), singly or in the aggregate, of the Company or its Subsidiaries;

                  (b) waive any material rights of value to the Company or its Subsidiaries;

                  (c) make any capital expenditure or execute any lease or incur any obligation relating thereto in excess of $50,000 individually or $250,000 in the aggregate;

                  (d) fail to pay all material obligations except those contested in good faith and for which proper reserves have been made;

                  (e) fail to operate the Business in the Ordinary Course or fail to use reasonable efforts to preserve the assets of the Business intact and to preserve the goodwill of employees, suppliers, customers, and others having business relations with the Company, its Subsidiaries or their respective Representatives;

                  (f) change any method of accounting or accounting practice by the Company or its Subsidiaries except for any such change required by reason of a concurrent change in GAAP;

                  (g) declare, set aside or pay any dividends or distributions in respect of any capital stock of the Company or its Subsidiaries or redeem, purchase or acquire any of the capital stock of the Company or its Subsidiaries;

                  (h) issue or reserve for issuance any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity securities;

                  (i) revalue any of the assets, including without limitation, writing off notes or accounts receivable other than (i) those for which reserves were established in the Interim Balance Sheet or (ii) in the Ordinary Course of Business;

                  (j) amend the certificate of incorporation or bylaws (or other similar formation documents) of the Company or its Subsidiaries;

                  (k) create an Encumbrance, other than a Permitted Encumbrance, against any of the assets of the Company or its Subsidiaries;

                  (l) incur indebtedness for borrowed or purchase money, make any commitment to borrow money or make or agree to make any loans, except for transactions among the Company and its Subsidiaries;

                  (m) enter into, amend, cancel or terminate any Contract or Permit material to the operation of the Business other than in the Ordinary Course of Business;

                  (n) dispose of or permit to lapse any of the Acquired Proprietary Rights, in whole or in part or, disclose any trade secret, process or know-how to any Person not an employee of the Company or its Subsidiaries;

                  (o) incur any material Liability;

                  (p) make any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                  (q) acquire any interest in any other business entity;

                  (r) increase compensation or benefits payable to or to become payable to any employees, officers or directors of the Company or its Subsidiaries, amend any Employee Plans or establish any new Employee Plans;

                  (s) make any material payment, loan or advance of any amount to or in respect of, or sell, transfer or lease any material properties or material assets to, or enter into any Contract with, any Affiliate of the Company;

                  (t) make or change any election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (u) do any other act which would cause any representation or warranty of Seller or IHC in this Agreement to be or become untrue in any material respect;

                  (v) fail to disclose promptly to Buyer in writing any information set forth in the Schedules hereto which no longer is correct in all material respects and any information of the nature of that set forth in the Schedules which arises after the date hereof and which would have been required to be included in the Schedules if such information had been obtained on the date hereof; or

                  (w) agree or commit to do any of the foregoing.

         6.2 Buyer's Conduct of Business Prior to Closing. Until the Closing Date, except as may be approved by Seller in writing or as otherwise expressly provided in this Agreement, Buyer shall operate and cause its Subsidiaries to operate in the Ordinary Course of Business and Buyer shall not, and cause its Subsidiaries not to:

                  (a) change any method of accounting or accounting practice by Buyer or its Subsidiaries except for any such change required by reason of a concurrent change in GAAP;

                  (b) declare, set aside or pay any dividends or distributions in respect of any capital stock of Buyer or its Subsidiaries or redeem, purchase or acquire any of the capital stock of Buyer or its Subsidiaries;

                  (c) revalue any of the assets, including without limitation, writing off notes or accounts receivable other than in the Ordinary Course of Business;

                  (d) make any material payment, loan or advance of any amount to or in respect of, or sell, transfer or lease any material properties or material assets to, or enter into any Buyer's Contract with, any Affiliate of Buyer; or

                  (e) agree or commit to do any of the foregoing.

         6.3 Appropriate Action; Consents; Filings.
             -------------------------------------

                  (a) Buyer, Seller and IHC shall use their reasonable efforts, and Seller and IHC shall cause the Company to use its reasonable efforts, to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement or by any of the Ancillary Agreements as promptly as practicable, (B) obtain any Consents, and (C) make all necessary filings, including the filings with the Commissioner of Insurance of the State of Delaware, and thereafter make any other required submissions, with respect to this Agreement required under any applicable Law; provided, that Buyer, Seller and IHC shall cooperate with each other, and Seller and IHC shall cause the Company to cooperate with Buyer, in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith and, provided, however, that nothing in this Section 6.3(a) shall require Buyer to agree to (AA) the imposition of conditions, (BB) the requirement of divestiture or (CC) the requirement of expenditure of money by Buyer the Company or its Subsidiaries to a third party in exchange for any such consent that, in the case of clause (CC), would be reasonably likely to have a Material Adverse Effect or a Buyer Material Adverse Effect. Buyer, Seller and IHC shall furnish to each other, and Seller and IHC shall cause the Company to furnish to Buyer, all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement or by any of the Ancillary Agreements.

                  (b) Buyer, Seller and IHC shall give (or shall cause the Company or their respective Subsidiaries to give) any notices to third parties, and use, and cause the Company and their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as applicable, or (C) required to prevent a Material Adverse Effect or Buyer Material Adverse Effect from occurring prior to or after the Closing Date. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 6.3(b), such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon Buyer, Seller, IHC, the Company, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

                  (c) From the date of this Agreement until the Closing, Seller and IHC shall promptly notify Buyer in writing of any pending or, to the Knowledge of the Company, threatened action, suit, arbitration or other proceeding or investigation by any governmental entity or any other Person (A) challenging or seeking material damages in connection with this Agreement or (B) seeking to restrain or prohibit the consummation of this Agreement or otherwise limit the right of Buyer or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

                  (d) From the date of this Agreement until the Closing, Buyer shall promptly notify Seller in writing of any pending or, to the Knowledge of the Buyer, threatened action, suit, arbitration or other proceeding or investigation by any governmental entity or any other Person (A) challenging or seeking material damages in connection with this Agreement or (B) seeking to restrain or prohibit the consummation of this Agreement.

         6.4 Buyer's Stockholders Meeting; Filing the Amended Certificate. As soon as practicable following the date of this Agreement, Buyer shall prepare and file with the Securities and Exchange Commission the Proxy Statement and shall mail the Proxy Statement to Buyer's stockholders. Buyer shall also, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Buyer's Stockholders Meeting") for the purpose of, among other things, obtaining approval of (i) the transactions contemplated in this Agreement and (ii) an amendment to Buyer's certificate of incorporation in a form reasonably agreed to by the parties hereto (the "Amended Certificate"), and, Buyer shall, through its Board of Directors, recommend to its stockholders that they approve the foregoing. The approval of the transactions contemplated in this Agreement shall require the approval of the holders of a majority of the shares of common stock of Buyer present in person or by proxy at the Buyer's Stockholders Meeting at which a quorum is present, excluding shares held by IHC and its Affiliates. However, notwithstanding the preceding sentence, the adoption of the Amended Certificate shall require the approval of the holders of a majority of the outstanding common stock of Buyer entitled to vote at the Buyer's Stockholders Meeting (including shares held by IHC and its Affiliates). Prior to the Closing

Date, and subject to approval of the Amended Certificate by Buyer's stockholders, Buyer shall file the Amended Certificate with the Secretary of State of the State of Delaware.

         6.5 Fulfillment of Conditions by Seller and the Company. Seller and IHC shall not knowingly take or cause to be taken, or fail to take or cause to be taken, (or permit the Company or its Subsidiaries to knowingly take or cause to be taken, or fail to take or cause to be taken) any action that would cause the conditions to the obligations of Seller, IHC or Buyer to consummate the transactions contemplated hereby to fail to be satisfied or fulfilled at or prior to the Closing, including, without limitation, by taking or causing to be taken, or failing to take or cause to be taken, any action that would cause the representations and warranties made by Seller and IHC in Article III and Article IV, as applicable, hereof to fail to be true and correct as of the Closing. Seller and IHC shall take, or cause to be taken, all reasonable actions within its power to cause to be satisfied or fulfilled, at or prior to the Closing, the conditions precedent to the obligations of Buyer to consummate the transactions contemplated hereby as set forth in Section 7.1 hereof.

         6.6 Fulfillment of Conditions by Buyer. Buyer shall not knowingly take or cause to be taken, or fail to take or cause to be taken, any action that would cause the conditions to the obligations of Seller, IHC or Buyer to consummate the transactions contemplated hereby to fail to be satisfied or fulfilled, including, without limitation, by taking or causing to be taken, or failing to take or cause to be taken, any action that would cause the representations and warranties made by Buyer in Article V hereof to fail to be true and correct as of the Closing. Buyer shall take, or cause to be taken, all commercially reasonable actions within its respective power to cause to be satisfied or fulfilled, at or prior to the Closing, the conditions precedent to the obligations of Seller and IHC to consummate the transactions contemplated hereby as set forth in Section 8.1 hereof.

         6.7 No Solicitation.
             ---------------

                  (a) Seller and IHC shall not (and Seller and IHC will cause their respective officers, directors, employees, agents, affiliates and representatives, including investment bankers and attorney, and the Company and its Subsidiaries not to) directly or indirectly solicit or initiate any discussions or negotiations with or encourage or respond to any inquiries or proposals by, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its Representatives, concerning a sale of all or a significant portion of the assets of the Company or any of its Subsidiaries, or of any shares of capital stock of the Company or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or any sale, assignment, license or other transfer of the Company's or its Subsidiaries' intellectual property rights or any other transaction that could have the effect of precluding or inhibiting the consummation of the transactions contemplated by this Agreement (all such transactions being referred to herein as "Proposed Competing Transactions").

                  (b) Seller and IHC will immediately notify Buyer if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Competing Transaction and communicate to Buyer the identity of the prospective purchaser or soliciting party and the terms of any such inquiry or proposal.

         6.8 Investigation by Buyer. From the date hereof through the Closing, Seller and IHC shall cause the Company to afford the Representatives of Buyer and its Affiliates access at all reasonable times to the business and assets of the Company and its Subsidiaries for the purpose of inspecting the same, and to the officers, employees and Representatives, properties, Books and Records and Contracts of the Company and its Subsidiaries, and shall furnish Buyer and its Representatives all financial, operating and other data and information as Buyer or its Affiliates, through their respective Representatives, may reasonably request. In addition, Seller and IHC shall notify, and shall cause the Company to notify, Buyer of any issues, facts or circumstances he, she or it knows or believes to be material to the Business.

         6.9 Investigation by Seller. From the date hereof through the Closing, Buyer shall afford the Representatives of Seller and its Affiliates reasonable access at all reasonable times to the business and assets of Buyer and its Subsidiaries for the purpose of inspecting the same, and to the officers, employees and Representatives, properties, Buyer's Books and Records and Buyer's Contracts and shall furnish Seller and its Representatives all financial, operating and other data and information as Seller or its Affiliates, through their respective Representatives, may reasonably request.

         6.10 Section 338 Election.
              --------------------

                  (a) IHC and Buyer shall join in making an election under Code
Section 338(h)(10) (and any corresponding elections under state, local or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the Company and the deemed purchase and sale of the stock of First Standard hereunder.

                  (b) IHC and Seller will be responsible for paying any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer, the Company and its Subsidiaries against any Damages arising out of any failure to pay such Tax. IHC and Seller will also pay any state, local or foreign Tax (and indemnify Buyer, the Company and its Subsidiaries against any Damages arising out of any failure to pay such Tax) attributable to an election under state, local or foreign law similar to the election available under Code
Section 338(g) (or which results from the making of an election under Code
Section 338(g)) with respect to the purchase and sale of the stock of the Company and the deemed purchase and sale of the stock of First Standard hereunder.

                  (c) To the extent possible, IHC and Buyer agree to mutually prepare and duly execute at Closing an Internal Revenue Service Form 8023 (and any similar forms under applicable state, local or foreign Tax law) (the "Section 338(h)(10) Forms"). If any Section 338(h)(10) Forms are not duly executed at Closing, then as soon as practicable after the Closing, IHC and Buyer shall mutually prepare and duly execute the Section 338(h)(10) Forms. In all events, IHC and Buyer shall cooperate with each other to take all actions necessary and appropriate (including duly and timely filing the Section 338(h)(10) Forms and any such additional forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Section 338(h)(10) Election in accordance with the provisions of Section

1.338(h)(10)-1 of the Treasury Regulations (or any comparable provisions of state, local or foreign Tax law).

                  (d) As soon as practicable after the Closing, Buyer shall determine the amount of the "adjusted grossed-up basis" with respect to the
Section 338(h)(10) Election (within the meaning of Treasury Regulation Section 1.338(h)(10)-1(e)(5)) and the proper allocation of such amount among the relevant assets in accordance with Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder. Buyer's determination shall be subject to IHC's reasonable review. In the event that the parties cannot agree on a mutually satisfactory allocation within 90 days after the Closing, a mutually selected independent accounting firm shall, at the joint expense of the Buyer and IHC, determine the appropriate allocation, which determination shall be binding on Buyer, IHC and Seller.

                  (e) Buyer, IHC and Seller shall report the acquisition of the stock of the Company and the deemed purchase and sale of the stock of First Standard by the Buyer pursuant to this Agreement consistent with the Section 338(h)(10) Election and the agreed upon allocation, and shall not take any position contrary thereto or inconsistent therewith, for purposes of any Tax Returns or any discussions with or proceedings before any Tax authority, unless otherwise required by law.

         6.11 FIRPTA Certificate. At or prior to the Closing, Seller and IHC shall have delivered to Buyer, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and in form and substance reasonably acceptable to Buyer along with written authorization for Buyer to deliver such notice form to the Internal Revenue Service on behalf of Seller upon the Closing. If Seller and IHC fails to comply with this Section 6.11, Buyer's sole remedy for such noncompliance will be to withhold tax in accordance with Section 1445(a) of the Code.

         6.12 Confidentiality. Each party will hold in confidence all documents and other material and information (verbal or otherwise) containing information which is disclosed by either party to the other party in connection with the transactions contemplated by this Agreement ("Confidential Information"), and not disclose or publish the same; provided, however, that the foregoing restriction shall not apply to any portion of the foregoing which (a) becomes generally available to the public in any manner or form through no fault of the party receiving the Confidential Information, or its respective employees, agents or representatives, (b) is released for disclosure by one party with the other party's written consent, (c) is received by a party from a third party that the receiving party does not know to have an obligation of confidentiality, or (d) when such disclosure is required by a court or a governmental agency or is otherwise required by law or is necessary in order to establish rights under this Agreement or any of the Ancillary Agreements. In the event of a proposed disclosure under item (d), the Person making such disclosure shall deliver as much advance notice thereof as practical to the party whose Confidential Information is to be disclosed. In the event of the termination of this Agreement prior to the Closing, each party will return or destroy all documents and other tangible media containing Confidential Information within thirty (30) days after the date of such termination.

         6.13 Reinsurance Treaties. IHC and Seller shall use their best efforts to cause First Standard to enter into reinsurance treaties (the "Reinsurance Treaties"), in substantially the form previously provided to Buyer, with Standard Security Life Insurance Company of New York ("SSLICNY") and Madison National Life Insurance Company, Inc. ("MNL") pursuant to which SSLICNY and MNL shall cede, at treaty renewals, 15% of the gross premiums from their employer medical stop-loss programs they have written to First Standard through treaty years ended on or before December 31, 2014; and provide that any such programs can be terminated by First Standard annually. IHC agrees that if it or any of its Subsidiaries other than SSLICNY and MNL currently or in the future write medical stop-loss business, that IHC shall cause them to likewise cede, at treaty renewals, 15% of the gross premiums from their employer medical stop-loss programs they have written to First Standard through treaty years ended on or before December 31, 2014 on substantially the same terms and conditions as set forth in the Reinsurance Treaties.

         6.14 RAS. Prior to Closing, IHC shall transfer or assign all of the outstanding shares of capital stock or other equity interests of RAS and First Standard Associates Corp. to the Company.

                                  ARTICLE VII.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         7.1 Conditions. The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction of each of the following conditions, on or prior to the Closing Date, any of which may be waived by Buyer:

                  (a) the representations and warranties in Article III and
Article IV shall be true and correct when made and at and as of the Closing Date as if such representations and warranties were made at such time (except that those representations and warranties which are made as of a specific date shall be true and correct only as of such date);

                  (b) Seller, IHC and the Company shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed or satisfied by them prior to or at the Closing Date;

                  (c) all Consents from any Person, including without limitation those set forth on Schedule 3.7(b), and all filings, registrations and notifications necessary to permit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained or made with no material adverse conditions being imposed;

                  (d) no Person that is not a party to this Agreement (or an Affiliate thereof) shall have obtained a Court Order which makes the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise prohibited;

                  (e) there shall not have occurred any event, change or condition that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (f) the Company shall have capital and surplus of no less than $21,300,000 under GAAP;

                  (g) First Standard shall have entered into the Reinsurance Treaties as described in Section 6.13;

                  (h) Buyer and its Affiliates and Seller and its Affiliates, as applicable, shall have entered into a service agreement or agreements in form and substance reasonably satisfactory to each of Buyer and Seller;

                  (i) The holders (other than IHC and its Affiliates) of a majority of the shares of common stock of Buyer present in person or by proxy at the Buyer's Stockholders Meeting shall have approved the transactions contemplated by this Agreement;

                  (j) The Company shall own directly all of the outstanding shares of capital stock of RAS and RAS shall own directly all of the outstanding shares of capital stock of First Standard Associates Corp.; and

                  (k) Seller, IHC, the Company and its Subsidiaries, as applicable, shall have delivered the documents required to be delivered by them pursuant to Section 9.1(a), in form and content reasonably satisfactory to Buyer.

                                 ARTICLE VIII.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         8.1 Conditions. The obligations of Seller and IHC to consummate the transactions provided for hereby are subject, in the discretion of Seller and IHC, to the satisfaction of each of the following conditions, on or prior to the Closing Date, any of which may be waived by Seller and IHC:

                  (a) the representations and warranties in Article V shall be true and correct when made and at and as of the Closing Date as if such representations and warranties were made at such time (except that those representations and warranties which are made as of a specific date shall be true and correct only as of such date);

                  (b) Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed or satisfied by them prior to or at the Closing Date;

                  (c) no Person that is not a party to this Agreement (or an Affiliate thereof) shall have obtained a Court Order which makes the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise prohibited;

                  (d) all Consents from any Person, including without limitation those set forth on Schedule 3.7(b), and all filings, registrations and notifications necessary to permit the consummation of the transactions contemplated by this Agreement and the Ancillary

Agreements shall have been obtained or made with no material adverse conditions being imposed;

                  (e) Buyer and its Affiliates and Seller and its Affiliates, as applicable, shall have entered into a service agreement or agreements in form and substance reasonably satisfactory to each of Buyer and Seller;

                  (f) there shall not have occurred any event, change or condition that, individually or in the aggregate, has had or could reasonably be expected to have a Buyer Material Adverse Effect; and

                  (g) Buyer shall have delivered the documents required to be delivered by it pursuant to Section 9.1(b) in form and content reasonably satisfactory to Seller and IHC.

                                   ARTICLE IX.
                                    CLOSING

         9.1 Deliveries at Closing. On the Closing Date:

                  (a) Deliveries by Seller to Buyer. Seller and IHC shall execute, or shall have cause the Company or its Subsidiaries to execute, (where applicable) and deliver to Buyer:

                       (i) the Ancillary Agreements to which they are a party;

                       (ii) a certificate in the form attached hereto as Exhibit B dated as of the Closing Date, signed by the secretary of Seller and the secretary of IHC on behalf of Seller and IHC, respectively;

                       (iii) a certificate in the form attached hereto as Exhibit C executed by an officer of Seller and an officer of IHC to the effect that all of the conditions set forth in Section 7.1(a), (b), (e), (f) and (j) of this Agreement have been satisfied in full;

                       (iv) certificates of good standing issued by the Secretary of State of the state of incorporation or formation for Seller, IHC, the Company and each of its Subsidiaries, dated not more than five days prior to the Closing Date;

                       (v) the opinion of Seller's and IHC's legal counsel, dated as of the Closing Date, providing the opinions set forth in Exhibit D in a form customary for transactions of this type;

                       (vi) the Internal Revenue Service notice set forth in
Section 6.11 of this Agreement; and

                       (vii) such other documents and items as Buyer may reasonably request.

                  (b) Deliveries by Buyer to the Company and Seller. Buyer shall execute (where applicable) and deliver to Seller and IHC:

                       (i) the Ancillary Agreements to which it is a party;

                       (ii) a certificate in the form attached hereto as Exhibit E dated as of the Closing Date, signed by the secretary of Buyer on behalf of Buyer;

                       (iii) a certificate in the form attached hereto as Exhibit F executed by an officer of Buyer to the effect that all of the conditions set forth in Section 8.1(a), (b) and (e) of this Agreement have been satisfied in full; and

                       (iv) certificates of good standing issued by the Secretary of State of the state of incorporation or formation for Buyer, dated not more than five days prior to the Closing Date;

                       (v) the opinion of Buyer's legal counsel, dated as of the Closing Date, providing the opinions set forth in Exhibit G in a form customary for transactions of this type; and

                       (vi) such other documents and items as Seller or IHC may reasonably request.

                                   ARTICLE X.
                          INDEMNIFICATION; TAX MATTERS

         10.1 Survival of Representations, Etc. The representations and warranties of IHC, Seller and Buyer contained herein shall survive the Closing Date for a period of eighteen months from the Closing Date; provided, however, that (a) Seller's and IHC's representations and warranties set forth in Section
3.2 ("Capital Structure"), Section 3.3 ("No Violation"), Section 3.4 ("Subsidiaries"), Section 4.1 ("Authorization of Transaction") and Section 4.3 ("Ownership and Delivery of Shares") shall survive in perpetuity and (b) Seller's and IHC's representations and warranties in Sections 3.18 ("Employee Plans"), 3.20 ("Tax Matters") and 3.22 ("Compliance with Environmental Laws") shall survive for a period equal to the relevant statute of limitations (including, in the case of Taxes, any waivers or extensions thereof). The right to indemnification or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. If written notice of a claim meeting the requirement of Section 10.3 below has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties were made, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

         10.2 Indemnification.
              ---------------

                  (a) IHC and Seller shall jointly and severally indemnify Buyer, its Affiliates (including, after the Closing Date, the Company), and each of their respective officers, directors, employees, stockholders, partners and agents as the case may be ("Buyer Indemnified Parties") against, and hold each Buyer Indemnified Party harmless from, any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation and defense, damages and diminution in value (collectively "Damages") incurred by such Buyer Indemnified Party, that are incident to, arise out of or in connection with, or are related to, whether directly or indirectly: (i) the breach of any warranty or representation of IHC or Seller contained in this Agreement, in any Ancillary Agreement or in any agreement, certificate or other instrument delivered by IHC, Seller or the Company pursuant to this Agreement; and (ii) any breach or non-performance by IHC, Seller or the Company of any of the covenants or agreements contained in this Agreement.

                  (b) The term "Damages" as used in this Section 10.2 is not limited to Damages resulting from matters asserted by third parties against Buyer Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third-party claims, and payments by the Indemnified Party shall not be a condition precedent to recovery.

         10.3 Notice of Claims.
              ----------------

                  (a) Any Buyer Indemnified Party (the "Indemnified Party") seeking indemnification hereunder shall, within the relevant limitation period provided for in Section 10.1 above, give to IHC and Seller (together, the "Indemnitor"), a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

                  (b) The Indemnitor shall have thirty (30) days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds, or (ii) to provide such Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within fifteen (15) days after the giving of the Dispute Notice, representatives of Indemnitor and such Indemnified Party shall negotiate in a bona fide attempt to resolve the matter. In the event that the controversy is not resolved within thirty (30) days of the giving of the Dispute Notice, the parties shall proceed to binding arbitration construed in accordance with the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. pursuant to the following procedures:

                       (i) Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this Section. Within fourteen (14) days, each party involved in the dispute shall meet at a mutually agreed location in New

York, New York, for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not, whether they can agree upon a third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

                       (ii) If such parties fail to resolve the dispute by written agreement or agree on the Arbitrator within said 14-day period, any such party may submit the matter in dispute to arbitration before the American Arbitration Association ("AAA") for the appointment of a single arbitrator (the "Arbitrator") to resolve the dispute by arbitration. Except as provided in this Agreement, such arbitration shall be in accordance with the Commercial Arbitration Rules of the AAA currently in effect. Such arbitration shall take place in New York, New York.

                       (iii) Within thirty (30) days of the selection of the Arbitrator, the parties involved in the dispute shall meet in New York, New York with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. The decision of the Arbitrator shall be made in writing no more than thirty (30) days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

                  (c) A Claim shall be determined to be valid (i) if the Indemnitor agrees to the amount set forth in the Claim Notice; (ii) if the Indemnified Person does not timely receive a Dispute Notice from the Indemnitor;
(iii) if the Indemnitor and Indemnified Person mutually agree upon an amount to settle the Claim; or (iv) upon the receipt of a final, non-appealable judgment, order or decree of the court or other judicial body or arbitrator or panel of arbitrators of competent jurisdiction that decided the underlying claim with respect to such amount that indicates whether the Indemnified Person is entitled indemnification with regard to such Claim. Once a Claim is determined to be valid, the Indemnified Person shall provide written notice (the "Resolved Dispute Notice") to the Indemnitor. Within five (5) Business Days after receipt of the Resolved Dispute Notice, the Indemnitor shall distribute to the Indemnified Person an amount in cash equal to the Claim (subject to the limitations set forth in Section 10.5).

         10.4 Third Person Claims. If a claim by a third Person is made against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Article X, such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail. The Indemnitor shall have ten (10) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense and provided further that, if in the opinion of counsel for such Indemnified Party there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnified Party, the Indemnitor shall be responsible for reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor. If the Indemnitor does not notify the Indemnified Party within ten (10) days after receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to undertake, at Indemnitor's cost, risk and expense, the defense, compromise or settlement of the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement. The Indemnitor shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

         10.5 Limitations. In the absence of fraud or willful misrepresentation, IHC and Seller shall have no liability and no obligation to indemnify the Buyer for any Losses unless and until the aggregate indemnity obligations hereunder with respect to the Losses shall exceed $250,000, whereupon the Buyer shall be entitled to receive indemnification for the full amount of all Losses dollar-for-dollar from the first dollar of such Losses provided that the maximum amount the Buyer may recover, in the aggregate, for Losses is $8,000,000.

         10.6 Tax Indemnification; Responsibility for Certain Tax Matters.
              -----------------------------------------------------------

                  (a) IHC and Seller Tax Indemnification. Other than as set forth in Section 10.6(b), IHC and Seller shall jointly and severally indemnify, save and hold the Buyer Indemnified Parties harmless from and against any and all Losses incurred in connection with, arising out of, resulting from or incident to (i) any Taxes of any of the Company and its Subsidiaries with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date, to the extent allocable (as determined in the following sentence) to the portion of such period beginning before and ending on the Closing Date), except to the extent that such Taxes are reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheets (rather than in any notes thereto) contained in the Fiscal Year-End Financial Statements, as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in filing their Tax Returns, and (ii) the unpaid Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. For purposes of the preceding sentence, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would by payable if the relevant Tax period ended on the Closing Date.

                  (b) Buyer Tax Indemnification. Buyer will indemnify and hold Seller harmless from and against 50% of the excess of (A) expenses relating to Taxes incurred by Seller with respect to the gain allocated to Seller on the deemed asset sale by the Company resulting from the Section 338(h)(10) Election over (B) expenses relating to the Taxes which would have been incurred by Seller with respect to the gain recognized upon the sale of the Company by Seller if the Section 338(h)(10) Election had not been made; provided, however, that the maximum amount Seller may recover, in the aggregate, under this Section 10.6(b) is $250,000.

                  (c) Tax Periods Ending On or Before the Closing Date - Nonconsolidated Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each of the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date, other than Tax Returns with respect to periods for which a consolidated, unitary or combined Tax Return of Seller will include the operations of the Company and its Subsidiaries. Buyer shall permit Seller and IHC to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Seller and IHC. IHC or Seller shall pay to Buyer, within fifteen (15) days after the date on which Taxes are paid with respect to such periods, that amount equal to such Taxes of each of the Company and its Subsidiaries with respect to such periods, except to the extent that such Taxes are reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheets (rather than in any notes thereto) contained in the Fiscal Year-End Financial Statements, as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  (d) Tax Periods Ending On or Before the Closing Date - Seller Consolidated Tax Returns. For all Tax periods ending on or prior to the Closing Date, Seller and IHC shall cause the Company and its Subsidiaries to join in any consolidated, unitary or combined Tax Return of Seller, and Seller and IHC shall pay any such Taxes attributable to the Company and its Subsidiaries (including without limitation, in the case of Seller's consolidated federal income Tax Return, any deferred items triggered into income by Treasury Regulation Section 1.1502-13 and any excess loss account taken into income under Treasury Regulation Section 1.1502-19). All such Tax Returns shall be prepared and filed in a manner consistent with prior practice.

                  (e) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of any of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Seller and IHC shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods, that amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date, except to the extent that such Taxes are reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the balance sheets (rather than in any notes thereto) contained in the Fiscal Year-End Financial Statements, as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. For purposes of the preceding sentence, Taxes shall be allocated in the manner set forth in the last sentence of Section 10.6(a).

                  (f) Cooperation on Tax Matters. Buyer, Seller and IHC shall cooperate fully, and Seller, IHC or Buyer, as the case may be, shall cause the Company and its Subsidiaries to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, Seller and IHC agree, and Seller, IHC or Buyer, as the case may be, shall cause the Company and its Subsidiaries, (A) to retain all books and records with respect to Tax matters pertinent to each of the Company and its Subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, (B) to deliver or make available to Buyer, within sixty (60) days after the Closing Date, copies of all such books and records, and (C) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries, Seller or IHC, as the case may be, shall allow the other party to take possession of such books and records. Buyer, Seller and IHC further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (g) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other substantially similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, "Transfer Taxes") shall be paid by Seller and IHC when due, and Seller and IHC will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation. Seller and IHC shall provide Buyer with (i) evidence satisfactory to Buyer that such Transfer Taxes have been paid by Seller or IHC and (ii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve Buyer of any obligation to withhold any portion of the payments to Seller and IHC pursuant to this Agreement.

                  (h) Treatment of Tax Payments. Any payment by Buyer or any Seller under this Section 10.6 will be treated for Tax purposes as an adjustment to the Purchase Consideration.

                  (i) FIRPTA Certificate. Seller and IHC shall have delivered to Buyer a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and in form and substance reasonably acceptable to Buyer along with written authorization for Buyer to deliver such notice form to the Internal Revenue Service on behalf of Seller upon the Closing.

                                  ARTICLE XI.
                                  TERMINATION

         11.1 Termination. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

                  (a) by the mutual written agreement of Buyer and Seller;

                  (b) by Buyer, Seller or IHC if the Closing has not occurred on or prior to May 1, 2003, or such later date on which the Closing is to occur as provided in Section 2.1(b) hereof, at 11:59 p.m. (California time);

                  (c) by Buyer, Seller or IHC if any governmental entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) by Buyer, upon a material breach of any covenant or agreement on the part of Seller, IHC or the Company set forth in this Agreement, or if (i) any representation or warranty of Seller or IHC that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Seller or IHC that is not so qualified shall have become untrue in any material respect, (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is capable of being cured by Seller or IHC prior to the Closing Date through the exercise of their best efforts, Buyer shall promptly give notice of such Terminating Company Breach to Seller and IHC and if such Terminating Company Breach is cured within fifteen (15) days after giving notice to Seller and IHC of such breach, Buyer may not terminate this Agreement under this Section 11.1(d);

                  (e) by Seller or IHC, upon a material breach of any covenant or agreement on the part of Buyer set forth in this Agreement, or if (i) any representation or warranty of Buyer that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Buyer that is not so qualified shall have become untrue in any material respect ("Terminating Buyer Breach"); provided, however, that, if such Terminating Buyer Breach is capable of being cured by Buyer prior to the Closing Date through the exercise of best efforts, Seller and IHC shall promptly give notice of such Terminating Buyer Breach to Buyer and if such Terminating Buyer Breach is cured within fifteen (15) days after giving written notice to Buyer of such breach, Seller and IHC may not terminate this Agreement under this Section 11.1(e);

                  (f) by either Buyer or Seller following the date that is 60 days after the date of Buyer's Stockholders Meeting in the event Buyer fails to get approval of the transactions contemplated by this Agreement from the holders (other than IHC and its Affiliates) of a majority of the shares of common stock of Buyer present in person or by proxy at the Buyer's Stockholders Meeting.

                                  ARTICLE XII.
                                  MISCELLANEOUS

         12.1 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller or IHC without the prior written consent of Buyer, or by Buyer without the prior written consent of Seller and IHC, except that Buyer may, without such consent but with prior notice to Seller or IHC, assign the rights hereunder either before or after the Closing Date to an Affiliate of Buyer or after the Closing Date to any third party and except that Seller may, without such consent but with prior notice to Buyer, assign its rights and obligations hereunder before the Closing Date to an Affiliate of Seller, provided, however, that no such assignment shall release Buyer or Seller, as the case may be, of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

         12.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective
(i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed,

      If to Buyer:

      SoftNet Systems, Inc.
      650 Townsend Street, Suite 225
      San Francisco, California 94103
      Attention:  Steve Harris
      Fax:  (415) 354-3929

      With a copy to:

      Latham & Watkins
      505 Montgomery Street, Suite 1900
      San Francisco, California 94111
      Attention:  Tad Freese, Esq.
      Fax:  (415) 395-8095

      If to Seller or IHC:

      Independence Holding Company
      96 Cummings Point Road
      Stamford, Connecticut 06902
      Attention: David Kettig
      Fax:  (203) 348-3103
      with a copy to:

      Kramer Levin Naftalis & Frankel LLP
      919 Third Avenue
      New York, New York 10022
      Attention: Ezra G. Levin
      Fax: (212) 715-8227

Any party may, from time to time, designate any other address to which any such notice to it or such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

         12.3 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to agreements among New York residents entered into and wholly to be performed within the State of New York (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

         12.4 Entire Agreement; Amendments and Waivers; Interpretation. This Agreement, the Ancillary Agreements and all exhibits and schedules hereto and thereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         12.7 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         12.8 Expenses. Except as otherwise specifically provided in this Agreement, each party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

         12.9 Schedules. The Schedules and Exhibits referenced in this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of this Agreement.

         12.10 Publicity. The parties hereto covenant and agree that, except as provided for herein below, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgements or disclosures which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or disclosure by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or disclosure with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

         12.11 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto (and their permitted successors and assigns) and nothing herein expressed or implied shall give, or be construed to give, to any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

         12.12 Further Assurances. (a) Upon the terms and subject to the conditions contained herein, after the Closing the parties agree (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements; (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and (iii) to cooperate with each other in connection with the foregoing.

                  (b) After the Closing, each party agrees that it will cooperate with and make available to the other party, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any financial statement audit, tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose and will take reasonable measures to cause it Representatives, including its accountants, to do the same.

                           [Signature Page to Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf all as of the day and year first above written.


            BUYER:                  SOFTNET SYSTEMS, INC.


                                    By:_______________________________________
                                    Name:
                                    Title:



            SELLER:                 SSH CORP.



                                    By:_______________________________________
                                    Name:  Teresa A. Herbert
                                    Title: Vice President



            IHC:                    INDEPENDENCE HOLDING COMPANY



                                    By:_______________________________________
                                    Name:  Teresa A. Herbert
                                    Title: Vice President and Chief
                                           Financial Officer




                 Signature Page to the Stock Purchase Agreement

                                TABLE OF CONTENT


ARTICLE I. DEFINED TERMS.....................................................1

ARTICLE II. THE PURCHASE AND SALE............................................9

2.1   PURCHASE AND SALE OF COMMON STOCK......................................9
2.2   FURTHER ACTION........................................................10

ARTICLE III. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY...........10

3.1   ORGANIZATION OF THE COMPANY...........................................10
3.2   CAPITAL STRUCTURE.....................................................10
3.3   NO VIOLATION..........................................................11
3.4   SUBSIDIARIES..........................................................11
3.5   NO GOVERNMENTAL AUTHORIZATION OR CONSENTS REQUIRED....................11
3.6   ABSENCE OF CERTAIN CHANGES OR EVENTS..................................11
3.7   CONTRACTS AND LEASES..................................................13
3.8   FACILITIES............................................................15
3.9   PERMITS...............................................................15
3.10  FINANCIAL INFORMATION.................................................15
3.11  BOOKS AND RECORDS.....................................................16
3.12  LITIGATION............................................................16
3.13  LABOR MATTERS.........................................................16
3.14  LIABILITIES...........................................................17
3.15  COMPLIANCE WITH LAW...................................................17
3.16  NO BROKERS............................................................17
3.17  PROPRIETARY RIGHTS....................................................17
3.18  EMPLOYEE PLANS........................................................19
3.19  TRANSACTIONS WITH CERTAIN PERSONS.....................................20
3.20  TAX MATTERS...........................................................20
3.21  INSURANCE.............................................................22
3.22  COMPLIANCE WITH ENVIRONMENTAL LAWS....................................23
3.23  PROXY STATEMENTS......................................................24
3.24  PROPERTY..............................................................24
3.25  INSURANCE MATTERS.....................................................24
3.26  MATERIAL MISSTATEMENTS OR OMISSIONS...................................26

ARTICLE IV. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER AND IHC.....26

4.1   AUTHORIZATION OF TRANSACTION; NO VIOLATION............................26
4.2   VALIDITY OF AGREEMENT.................................................26
4.3   OWNERSHIP AND DELIVERY OF SHARES......................................26
4.4   NO BROKERS............................................................27

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER..........................27

5.1   ORGANIZATION..........................................................27
5.2   AUTHORITY.............................................................27
5.3   NO GOVERNMENTAL AUTHORIZATION OR CONSENTS REQUIRED....................28
5.4   CAPITALIZATION........................................................28
5.5   NO BROKERS............................................................28
5.6   REPORTS AND FINANCIAL STATEMENTS......................................28
5.7   LITIGATION............................................................29
5.8   RIGHTS AGREEMENT......................................................29

ARTICLE VI. COVENANTS AND AGREEMENTS........................................29

6.1   SELLER'S AND IHC'S CONDUCT OF BUSINESS PRIOR TO CLOSING...............29
6.2   BUYER'S CONDUCT OF BUSINESS PRIOR TO CLOSING..........................31
6.3   APPROPRIATE ACTION; CONSENTS; FILINGS.................................31
6.4   BUYER'S STOCKHOLDERS MEETING; FILING THE AMENDED CERTIFICATE..........32
6.5   FULFILLMENT OF CONDITIONS BY SELLER AND THE COMPANY...................33
6.6   FULFILLMENT OF CONDITIONS BY BUYER....................................33
6.7   NO SOLICITATION.......................................................33
6.8   INVESTIGATION BY BUYER................................................34
6.9   INVESTIGATION BY SELLER...............................................34
6.10  SECTION 338 ELECTION..................................................34
6.11  FIRPTA CERTIFICATE....................................................35
6.12  CONFIDENTIALITY.......................................................35
6.13  REINSURANCE TREATIES..................................................36

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...................36

7.1   CONDITIONS............................................................36

ARTICLE VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.................37

8.1   CONDITIONS............................................................37

ARTICLE IX. CLOSING.........................................................38

9.1   DELIVERIES AT CLOSING.................................................38

ARTICLE X. INDEMNIFICATION; TAX MATTERS.....................................39

10.1  SURVIVAL OF REPRESENTATIONS, ETC......................................39
10.2  INDEMNIFICATION.......................................................39
10.3  NOTICE OF CLAIMS......................................................40
10.4  THIRD PERSON CLAIMS...................................................41
10.5  LIMITATIONS...........................................................42
10.6  TAX INDEMNIFICATION; RESPONSIBILITY FOR CERTAIN TAX MATTERS...........42

ARTICLE XI. TERMINATION.....................................................45

11.1  TERMINATION...........................................................45

ARTICLE XII. MISCELLANEOUS..................................................46

12.1  ASSIGNMENT............................................................46
12.2  NOTICES...............................................................46
12.3  CHOICE OF LAW.........................................................47
12.4  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; INTERPRETATION..............47
12.5  COUNTERPARTS..........................................................47
12.6  INVALIDITY............................................................47
12.7  HEADINGS..............................................................47
12.8  EXPENSES..............................................................47
12.9  SCHEDULES.............................................................48
12.10 PUBLICITY.............................................................48
12.11 NO THIRD-PARTY BENEFICIARIES..........................................48
12.12 FURTHER ASSURANCES....................................................48


                                       ii